UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 16, 2022

Scholar Rock Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38501	82-3750435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street, 3rd Floor, Cambridge, MA 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 259-3860

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SRRK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2022, Scholar Rock Holding Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”). The Purchase Agreement provides for the sale and issuance by the Company of an aggregate of: (i) 16,326,530 shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 25,510,205 shares of Common Stock and (iii) accompanying warrants (the “Common Warrants” and together with the Shares and the Pre-funded Warrants, the “Securities”) to purchase up to 10,459,181 shares of Common Stock (the “Offering”). The offering price per Share and associated Common Warrant is $4.90 and the offering price per Pre-funded Warrant and associated Common Warrant is $4.8999.

The Pre-funded Warrants are immediately exercisable, have an exercise price of $0.0001 and may be exercised at any time after the date of issuance. A holder of Pre-funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% (or, at the election of the purchaser, 4.99%, 14.99% or 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-funded Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

Each Common Warrant has an exercise price per share of $7.35, are immediately exercisable and will expire on December 31, 2025. A holder of Common Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%, 14.99% or 19.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise. A holder of Common Warrants may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The Offering is expected to result in gross proceeds to the Company of approximately $205.0 million. The net proceeds to the Company from the Offering are expected to be approximately $195.4 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, together with existing cash, cash equivalents and investments, to advance its ongoing and future clinical programs, to further develop its technology platform and to continue to advance its preclinical pipeline. Any remaining proceeds will be used for other ongoing research and development activities and general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

On June 17, 2022, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with J.P. Morgan Securities LLC as lead placement agent and Piper Sandler & Co. as co placement agent (together, the “Placement Agents”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agents agreed to use their reasonable best efforts to arrange for the sale of the Securities and the Company agreed to pay the Placement Agents a cash fee equal to 4.5% of the gross proceeds generated from the sale of the Shares and Pre-funded Warrants.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

Pursuant to the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of shares of the Company’s securities for a period of 60 days following the date of the Purchase Agreement, subject to certain exceptions.

The Offering was made pursuant to a Registration Statement (No. 333-254057) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on March 7, 2022, and declared effective on April 13, 2022, as supplemented by a prospectus supplement dated June 17, 2022.

The Placement Agency Agreement, form of Purchase Agreement, form of Pre-funded Warrant and form of Common Warrant, are filed as Exhibits 1.1, 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agency Agreement, form of Purchase Agreement, form of Pre-funded Warrant and form of Common Stock Warrant do not purport to be complete descriptions of the rights and obligations thereunder and are qualified in their entirety by reference to the full extent of such exhibits.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, the board of directors of the Company approved the Scholar Rock Holding Corporation 2022 Inducement Equity Plan (the “2022 Inducement Plan”). Pursuant to the terms of the 2022 Inducement Plan, the Company may grant non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards and dividend equivalent rights for up to a total of 1,000,000 shares of common stock to individuals that were not previously an employee or director of the Company or individuals returning to employment after a bona fide period of non-employment with the Company. In accordance with Nasdaq Listing Rule 5635(c)(4), the Company did not seek approval of the 2022 Inducement Plan by its stockholders.

The foregoing is a brief description of the material terms of the 2022 Inducement Plan and is qualified in its entirety by reference to the full text of the 2022 Inducement Plan filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On June 17, 2022, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the Offering, the amount of proceeds expected from the Offering and the timing and certainty of completion of the Offering. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company's ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, its Current Reports on Form 8-K and the prospectus supplement dated June 17, 2022 relating to the Offering. These documents contain important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement by and among the Registrant, J.P. Morgan Securities LLC and Piper Sandler & Co. dated June 17, 2022
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Warrant
5.1	Opinion of Goodwin Procter LLP
10.1	Form of Securities Purchase Agreement by and among the Registrant and the purchasers dated June 17, 2022
10.2	Scholar Rock Holding Corporation 2022 Inducement Equity Plan
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press Release dated June 17, 2022 announcing the Offering
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scholar Rock Holding Corporation

Date: June 21, 2022	By:	/s/ Junlin Ho
Junlin Ho
General Counsel and Corporate Secretary